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                                                                    EXHIBIT 10.3



                  FIFTH AMENDMENT TO RESTATED CREDIT AGREEMENT
                   AND WAIVER UNDER RESTATED CREDIT AGREEMENT


         This Fifth Amendment to Restated Credit Agreement and Waiver Under Restated Credit Agreement (the "Amendment") is entered into as of this 7th day of May, 2004, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation, with offices at 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034 ("Borrower").

                                    RECITALS:

         A. WHEREAS, Borrower and Bank entered into a certain Restated Credit Agreement dated as of September 25, 2002 (as amended from time to time, the "Agreement") pursuant to which Borrower incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

         B. WHEREAS, Borrower has requested Bank to waive certain defaults and events of default under the Agreement, and to amend certain provisions of the Agreement.

         C. WHEREAS, Bank is willing to do so upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       AMENDMENT TO AGREEMENT

         2.3 Section 8.14 of the Agreement is hereby amended and restated in its entirety as follows:

         "8.14 NET PREMIUM AND GROSS PREMIUM RATIO. Cause each Insurance Subsidiary to maintain at all times a Net Premium Ratio of not more than 2.5 to 1.0 and a Gross Premium Ratio of not more than 3.0 to 1.0; provided, however, that from and after April 1, 2004, that certain Insurance Subsidiary, Williamsburg National Insurance Company, shall maintain at all times a Gross Premium Ratio of not more that 4.0 to 1.0."

3.       REPRESENTATIONS

         Borrower hereby represents and warrants that:

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         3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

         3.2 This Amendment and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

         3.3 The continuing representations and warranties of Borrower set forth in Sections 7.1 through 7.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

         3.4 Except to the extent explicitly waived by Bank hereby, no default or event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a Default or Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

         4.1 This Amendment may be executed in as many counterparts as Bank and Borrower deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents, instruments and fees listed on the Checklist attached as Exhibit "A" hereto. Upon such effectiveness, this Amendment shall constitute Bank's waiver of any defaults or events of default that would otherwise exist under the Agreement as a result of Borrower's failure to comply with Section 8.14 of the Agreement as of March 31, 2004, in the form such Section was in effect prior to this Amendment.

         4.2 Borrower and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Agreement and the promissory notes and loan documents related thereto (collectively, the "Loan Documents") remain in full force and effect in accordance with their original terms.

         4.3 Borrower shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

         4.4 Except as specifically set forth in the last sentence of Section
4.1 hereof, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or event of default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

         4.5 Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's

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failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

         4.6 Borrower, in every capacity, hereby waives, discharges and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Borrower may have or may have made which (in any case) could be based on facts or circumstances known to Borrower as of the date of this Amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.


                                     MEADOWBROOK INSURANCE GROUP, INC.,
                                     a Michigan corporation


                                     By: /s/ Robert S. Cubbin
                                         -------------------------------------
                                              Robert S. Cubbin
                                     Its:     President

                                     COMERICA BANK,
                                     a Michigan banking corporation


                                     By: /s/ Julie J. Nowicki
                                         -------------------------------------
                                              Julie J. Nowicki
                                     Its:     Assistant Vice President



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